Exhibit 5.1

[Letterhead of Stanley Black & Decker, Inc.]

October 23, 2014

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Re:	Stanley Black & Decker, Inc. Post-Effective Amendment No. 1
on Form S-8 Registration Statement

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Secretary of Stanley Black & Decker, Inc., a Connecticut corporation (the “Corporation”), and have assisted the Corporation in connection with the filing by the Corporation of a Post-Effective Amendment on Form S-8 to the Registration Statement (the “Registration Statement Amendment”) relating to the registration of shares of the Corporation’s common stock, par value $2.50 per share (the “Common Stock”), relating to the Stanley Black & Decker Employee Stock Purchase Plan (formerly The Stanley Works Employee Stock Purchase Plan), as amended (the “Plan”). On or about June 3, 1996, the Corporation effected a two-for-one common stock split (the “Stock Split”) of the Common Stock by means of the distribution of one additional share of Common Stock for each share of Common Stock then outstanding. As a result of the Stock Split, the Corporation approved the number of shares of Common Stock authorized for issuance under the Plan be increased from 3,000,000 to 6,000,000. This opinion is delivered in connection with the registration of the additional 3,000,000 shares of Common Stock (the “Shares”) that were authorized under the Plan.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Stanley Black & Decker, Inc.

October 23, 2014

In rendering the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Corporation’s Registration Statement on Form S-8 (Registration No. 033-62565), filed with the Securities and Exchange Commission (the “Commission”) on September 12, 1995; (ii) a draft of the Registration Statement Amendment to be filed with the Commission on the date hereof; (iii) a specimen certificate representing the Common Stock; (iv) the Restated Certificate of Incorporation of the Corporation, as amended to date and currently in effect; (v) the Amended and Restated By-Laws of the Corporation, as amended to date and currently in effect; (vi) the Plan and (vii) certain resolutions of the Board of Directors dated April 17, 1996 approving the Stock Split and the adjustments to the shares of Common Stock authorized under the Plan. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or other representatives of the Corporation and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Corporation, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Corporation and others and of public officials.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (i) the Registration Statement Amendment becomes effective under the Securities Act; and (ii) the Shares have been delivered and paid for in accordance with the terms and conditions of the Plan, the issuance and sale of such Shares will have been duly authorized and such Shares will be validly issued, fully paid and nonassessable.

I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any fact that might change the opinions expressed herein after the date hereof.

Stanley Black & Decker, Inc.

October 23, 2014

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement Amendment. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bruce H. Beatt
Bruce H. Beatt
Senior Vice President, General Counsel and Secretary